As filed with the Securities and Exchange Commission on May 18, 2005

                                            Registration Statement No. 333-02958


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               AVADO BRANDS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


             Georgia                                      59-2778983
-------------------------------                          ----------------
(State or other Jurisdiction of                           (IRS Employer
Incorporation or Organization)                          Identification No.)


                              HANCOCK AT WASHINGTON
                             MADSION, GEORGIA 30650
                                 (706) 342-4552

               (Address of principal executive offices) (Zip Code)

                                  Mitch Blocher
               Vice President, Financial Complaince and Reporting
                               AVADO BRANDS, INC.
                             HANCOCK AT WASHINGTON
                             MADISON, GEORGIA 30650
                                 (706) 342-4552

         (Telephone number, including area code, of agent for service)

                          ---------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                -----------------------------------------------

     This  Post-Effective  Amendment  shall become  effective in accordance with
Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                          DEREGISTRATION OF SECURITIES

     Avado Brands, Inc. hereby withdraws from registration all securities registered for sale hereon which have not been sold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Madison, State of Georgia, on this 18th day of May, 2005.


                                         AVADO BRANDS, INC.


                                         By:/s/Raymond P. Barbrick
                                         --------------------------
                                         Raymond P. Barbrick
                                         Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                   Date
------------------------                --------                ------------
/s/ Emilio Alvarez-Recio                Director                May 18, 2005
/s/ Jerome A. Atkinson                  Director                May 18, 2005
/s/ William V. Lapham                   Director                May 18, 2005
/s/ Robert Sroka                        Director                May 18, 2005


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